EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: BAM PARTNERS TRUST

Date of Event Requiring Statement: March 25, 2022

Issuer Name and Ticker or Trading Symbol: CHESAPEAKE ENERGY CORP [CHK]

BAM PARTNERS TRUST

By:	BAM Class B Partners Inc.
Its:	Trustee

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Senior Vice President, Legal & Regulatory

Brookfield US Inc

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Secretary

Brookfield Public Securities Group Holdings LLC

By:	/s/ Brian Hourihan
Name:	Brian Hourihan
Title:	Chief Regulatory Counsel

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OCM HOLDINGS I, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE CAPITAL I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President

OAKTREE FUND GP I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Vice President